                                                            EXHIBIT 4(ii)(f)



                                CREDIT AGREEMENT


                            Dated as of June 1, 2000


                                     among


                      UNITED DOMINION REALTY TRUST, INC.,
                                  as Borrower,


                          UNITED DOMINION REALTY, L.P.
         and Certain Other Subsidiaries and Affiliates of the Borrower,
                                 as Guarantors,


                            THE LENDERS NAMED HEREIN


                                      and


                             BANK OF AMERICA, N.A.,
                            as Administrative Agent

_______________________________________________________________________________


                         BANC OF AMERICA SECURITIES LLC
                     as Sole Lead Arranger and Book Manager

                           FIRST UNION NATIONAL BANK
                              as Syndication Agent

                             BANKERS TRUST COMPANY
                             as Documentation Agent

                                  BANK ONE, NA
                                      and
                            THE CHASE MANHATTAN BANK
                                  as Co-Agents

                               TABLE OF CONTENTS

SECTION 1 DEFINITIONS...................................................   1
       1.1  Definitions.................................................   1
       1.2  Computation of Time Periods.................................  20
       1.3  Accounting Terms............................................  20
SECTION 2 CREDIT FACILITIES.............................................  21
       2.1  Revolving Loans.............................................  21
       2.2  Swingline Loan Subfacility..................................  23
       2.3  Competitive Loan Subfacility................................  25
       2.4  Letter of Credit Subfacility................................  27
SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES................  32
       3.1  Default Rate................................................  32
       3.2  Extension and Conversion....................................  32
       3.3  Prepayments.................................................  32
       3.4  Termination and Reduction of Commitments....................  33
       3.5  Fees........................................................  33
       3.6  Capital Adequacy............................................  34
       3.7  Inability To Determine Interest Rate........................  34
       3.8  Illegality..................................................  35
       3.9  Requirements of Law.........................................  35
      3.10  Taxes.......................................................  36
      3.11  Indemnity...................................................  37
      3.12  Pro Rata Treatment..........................................  38
      3.13  Sharing of Payments.........................................  39
      3.14  Payments, Computations, Etc.................................  39
      3.15  Evidence of Debt............................................  41
SECTION 4 GUARANTY......................................................  41
       4.1  The Guarantee...............................................  41
       4.2  Obligations Unconditional...................................  42
       4.3  Reinstatement...............................................  43
       4.4  Certain Additional Waivers..................................  43
       4.5  Remedies....................................................  43
       4.6  Rights of Contribution......................................  44
       4.7  Continuing Guarantee........................................  44
       4.8  Release of Guarantors by Administrative Agent...............  44
SECTION 5 CONDITIONS....................................................  45
       5.1  Conditions to Closing.......................................  45
       5.2  Conditions to All Extensions of Credit......................  46
SECTION 6 REPRESENTATIONS AND WARRANTIES................................  48
       6.1  Financial Condition.........................................  48
       6.2  No Material Adverse Changes.................................  48

       6.3  Organization; Existence; Compliance with Law................  48
       6.4  Power; Authorization; Enforceable Obligations...............  48
       6.5  No Legal Bar................................................  49
       6.6  No Material Litigation......................................  49
       6.7  No Default..................................................  49
       6.8  Ownership of Property; Liens................................  49
       6.9  Taxes.......................................................  50
      6.10  ERISA.......................................................  50
      6.11  Governmental Regulations, Etc...............................  51
      6.12  Subsidiaries................................................  52
      6.13  Purpose of Extensions of Credit.............................  52
      6.14  Environmental Matters.......................................  52
SECTION 7 AFFIRMATIVE COVENANTS.........................................  53
       7.1  Financial Statements........................................  53
       7.2  Certificates; Other Information.............................  54
       7.3  Notices.....................................................  55
       7.4  Payment of Obligations......................................  56
       7.5  Conduct of Business and Maintenance of Existence............  56
       7.6  Maintenance of Property; Insurance..........................  56
       7.7  Inspection of Property; Books and Records; Discussions......  56
       7.8  Environmental Laws..........................................  57
       7.9  Financial Covenants.........................................  57
      7.10  Agency Fees.................................................  59
      7.11  Additional Guaranties.......................................  59
      7.12  Ownership of Subsidiaries...................................  60
      7.13  Use of Proceeds.............................................  60
SECTION 8 NEGATIVE COVENANTS............................................  60
       8.1  Limitations on Debt.........................................  60
       8.2  Restriction on Liens........................................  60
       8.3  Consolidations, Mergers and Sales and Purchases of Assets...  61
       8.4  Loans and Investments.......................................  62
       8.5  Transactions with Affiliates................................  62
       8.6  Transactions with Other Persons regarding this Agreement....  63
       8.7  Limitation on Certain Restrictions on Subsidiaries..........  63
SECTION 9 EVENTS OF DEFAULT.............................................  63
       9.1  Events of Default...........................................  63
       9.2  Acceleration; Remedies......................................  65
SECTION 10 AGENCY PROVISIONS............................................  66
      10.1  Appointment.................................................  66
      10.2  Delegation of Duties........................................  67
      10.3  Exculpatory Provisions......................................  67
      10.4  Reliance on Communications..................................  67
      10.5  Notice of Default...........................................  68
      10.6  Non-Reliance on Administrative Agent and Other Lenders......  68

      10.7  Indemnification.............................................  68
      10.8  Administrative Agent in its Individual Capacity.............  69
      10.9  Successor Administrative Agent..............................  69
SECTION 11 MISCELLANEOUS................................................  70
      11.1  Notices.....................................................  70
      11.2  Right of Set-Off............................................  71
      11.3  Benefit of Agreement........................................  71
      11.4  No Waiver; Remedies Cumulative..............................  73
      11.5  Payment of Expenses, etc....................................  74
      11.6  Amendments, Waivers and Consents............................  74
      11.7  Counterparts................................................  76
      11.8  Headings....................................................  76
      11.9  Survival....................................................  76
     11.10  Governing Law; Submission to Jurisdiction; Venue............  76
     11.11  Severability................................................  77
     11.12  Entirety....................................................  77
     11.13  Binding Effect; Termination.................................  77
     11.14  Source of Funds.............................................  77
     11.15  Conflict....................................................  78

                                   SCHEDULES

Schedule 2.1(a)       Schedule of Lenders and Commitments
Schedule 2.1(b)(i)    Form of Notice of Borrowing
Schedule 2.1(e)       Form of Revolving Note
Schedule 2.2(d)       Form of Swingline Note
Schedule 2.3(b)-1     Form of Competitive Bid Request
Schedule 2.3(b)-2     Form of Notice of Receipt of Competitive Bid Request
Schedule 2.3(c)       Form of Competitive Bid
Schedule 2.3(e)       Form of Competitive Bid Accept/Reject Letter
Schedule 2.3(i)       Form of Competitive Note
Schedule 3.2          Form of Notice of Extension/Conversion
Schedule 5.1(e)(v)    Officer's Certificate
Schedule 6.3 Qualifications Concerning Organization, Existence and Compliance with Law
Schedule 6.6          Material Litigation
Schedule 6.12         Subsidiaries
Schedule 7.2(b)       Form of Officer's Compliance Certificate
Schedule 7.11         Form of Joinder Agreement
Schedule 8.7          REMICs and Other Special Subsidiaries
Schedule 11.1         Schedule of Lender's Addresses
Schedule 11.3(b)      Form of Assignment and Acceptance

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT dated as of June 1, 2000 (the "Credit Agreement"), is by and among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (the "Borrower"), UNITED DOMINION REALTY, L.P., a Virginia limited partnership and the other subsidiaries and affiliates identified on the signature pages hereto and such other subsidiaries and affiliates as may from time to time become Guarantors hereunder in accordance with the provisions hereof (the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders") and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $375 million credit facility for the purposes hereinafter set forth;

     WHEREAS, the Borrower intends to use the credit facility in part to make loans and transfers to certain of its Subsidiaries and Affiliates, including the Guarantors;

     WHEREAS, the Guarantors acknowledge that establishment of the credit facility inures to the mutual benefit of the Borrower and the Guarantors;

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.
          -----------

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

          "Administrative Agent" means Bank of America, N.A. and its successors and assigns.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such

     Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, being initially THREE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($375,000,000).

          "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable rating for the Borrower's senior unsecured (non-credit enhanced) long term debt then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans and the Letter of Credit Fee shall be the percentage set forth under the column "Eurodollar Margin and Letter of Credit Fee", and
     (iii) the Facility Fee shall be the percentage set forth under the column "Facility Fee":


 Pricing                     S&P              Moody's          Eurodollar Margin and      Base Rate    Facility Fee
  Level                    Rating              Rating          Letter of Credit Fee        Margin
---------            -----------------  ------------------     ---------------------     -----------   ------------

I                         A or above         A2 or above                0.625%                0%         0.150%
II                            A-                  A3                    0.750%                0%         0.150%
III                          BBB+                Baa1                   0.875%                0%         0.200%
IV                            BBB                Baa2                    1.00%                0%         0.200%
V                            BBB-                Baa3                    1.10%                0%         0.250%
VI                        below BBB-          below Baa3                 1.60%             0.50%         0.300%
                          or unrated          or unrated

     The numerical classification set forth under the column "Pricing Level" shall be established based on the better of ratings by S&P and Moody's for the Borrower's senior unsecured (non-credit enhanced) long term debt; provided, however, that if the ratings of S&P and Moody's are two pricing levels apart, then the Applicable Percentage shall be based on the Pricing Level that falls between the Pricing Levels that correspond to the ratings of S&P and Moody's. The Applicable Percentage shall be determined and adjusted on the date five (5) Business Days after each change in debt rating. Adjustments in the Applicable Percentage shall be effective as to all Loans and Letters of Credit, existing and prospective, from the date of adjustment. The Administrative Agent shall promptly notify the Lenders of changes in the Applicable Percentage. Adjustments in the Applicable Percentage shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

          "Attributed Principal Amount" means, on any day, with respect to any Securitization Transaction entered into by any member of the Consolidated Group, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Securitization Transaction, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Securitization Transaction.

          "Bank of America" means Bank of America, N.A. and its successors.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of ninety (90) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-2 (and not lower than A-3) or the equivalent thereof or from Moody's is at least P-2 (and not lower than P-3) or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated at least A-2 (and not lower than A-3) or the equivalent thereof by S&P or at least P-2 (and not lower than P-3) or the equivalent by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under
     Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated A- (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Borrower Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

          "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to Sections of the Code shall be construed also to refer to any successor sections.

          "Commitments" means, collectively, the Revolving Commitment, the Swingline Commitment and the LOC Commitment and "Commitment" means any one of them.

          "Commitment Percentage" means the Revolving Commitment Percentage.

          "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

          "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.3.

          "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.3, the fixed rate of interest offered by the Lender making the Competitive Bid.

          "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with the provisions of Section 2.3(b).

          "Competitive Bid Request Fee" means such fee, if any, agreed upon by the Borrower and the Administrative Agent payable in connection with each Competitive Bid Request.

          "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.3.

          "Competitive Loan Lenders" means, at any time, those Lenders which have Competitive Loans outstanding.

          "Competitive Loan Maximum Amount" shall have the meaning assigned to such term in Section 2.3(a).

          "Competitive Note" or "Competitive Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Competitive Loans in substantially the form attached as Schedule 2.3(i), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Consolidated Adjusted EBITDA" means, for any period for the Consolidated Group, the sum of Consolidated EBITDA for such period minus a reserve equal to $62.50 per apartment unit per quarter ($250 per apartment unit per year). Except as expressly provided otherwise, the applicable period shall be for the single fiscal quarter ending as of the date of determination.

          "Consolidated Adjusted Tangible Net Worth" means at any date:

                    (i) the sum of (A) the consolidated shareholders' equity of the Consolidated Group (net of Minority Interests) plus (B) accumulated depreciation of real estate owned to the extent reflected in the then book value of the Consolidated Assets minus, without duplication,

                    (ii) the Intangible Assets of the Consolidated Group.

          "Consolidated Assets" means the assets of the members of the Consolidated Group determined in accordance with GAAP on a consolidated basis.

          "Consolidated EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other income taxes plus depreciation, amortization and other non-cash charges, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding in any event gains and losses on Investments and extraordinary gains and losses, and taxes on such excluded gains and tax deductions or credits on account of such excluded losses. Except as expressly provided otherwise, the applicable period shall be for the single fiscal quarter ending as of the date of determination.

          "Consolidated Funded Debt" means total Debt of the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Group" means the Borrower and its consolidated Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Interest Expense" means for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Net Income" means for any period, the net income of the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Net Operating Income from Realty" means, for any period for any Realty of the Consolidated Group, an amount equal to (i) the aggregate rental and other income from the operation of such Realty during such period; minus (ii) all expenses and other proper charges incurred in connection with the operation of such Realty (including, without limitation, real estate taxes and bad debt expenses) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization and other non-cash expenses for such period, all on a consolidated basis determined in accordance with GAAP on a consistent basis.

          "Consolidated Net Operating Income from Unencumbered Realty" means, for any period, an amount equal to (i) the aggregate rental and other income from the operation of Consolidated Unencumbered Realty during such period; minus (ii) all expenses and other proper charges incurred in connection with the operation of Consolidated Unencumbered Realty (including, without limitation, real estate taxes and bad debt expenses) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization and other non-cash expenses for such period, all on a consolidated basis determined in accordance with GAAP on a consistent basis; minus (iii) a reserve equal to $62.50 per apartment unit per quarter ($250 per apartment unit per year) for such period.

          "Consolidated Net Worth" means total stockholders' equity for the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

          "Consolidated REO" shall have the meaning ascribed to such term in
     Section 7.11(a) hereof.

          "Consolidated Secured Debt" means for the Consolidated Group on a consolidated basis, all secured Consolidated Funded Debt.

          "Consolidated Total Fixed Charges" means, as of the last day of each fiscal quarter for the Consolidated Group, the sum of (i) the cash portion of Consolidated Interest Expense paid in the fiscal quarter ending on such day plus (ii) scheduled maturities of Consolidated Funded Debt (excluding the amount by which a final installment exceeds the next preceding principal installment thereon and further excluding amortization on Insurance Company Debt which shall not exceed $7.5 million annually) in the fiscal quarter ending on such day plus (iii) all cash dividends and distributions on preferred stock or other preferred beneficial interests of members of the Consolidated Group paid in the fiscal quarter ending on such day, all on a consolidated basis determined in accordance with GAAP on a consistent basis.

          "Consolidated Total Realty" means, for the Consolidated Group on a consolidated basis, the undepreciated cost of all Realty, whether improved or not.

          "Consolidated Unencumbered Realty" means, for the Consolidated Group on a consolidated basis, all Realty which is not encumbered by a Lien securing Debt. For purposes of the covenant contained in Section 7.9(f), Consolidated Unencumbered Realty, as of any date for the Consolidated Group, shall be valued at the sum (without duplication) of (a) with respect to any Consolidated Unencumbered Realty purchased or developed prior to January 1 of the year preceding such date, (i) Consolidated Net Operating

     Income from Unencumbered Realty for the fiscal quarter most recently ended prior to such date multiplied by four, divided by (ii) 9.25%; plus (b) with respect to any Consolidated Unencumbered Realty purchased or developed on or after January 1 of the year preceding such date, the actual costs of such Realty; plus (c) with respect to any Consolidated Unencumbered Realty that also constitutes Consolidated Unimproved Realty, the sum of (i) fifty percent (50%) of the GAAP value of the land associated with such Realty plus (ii) an amount equal to fifty percent (50%) of the actual expenditures for improvements on such Realty; plus (d) fifty percent (50%) of the Consolidated Group's pro rata share of the GAAP value of any Realty contributed to or otherwise invested in joint ventures which is not encumbered by a Lien securing Debt. Notwithstanding the foregoing, the value of Consolidated Unencumbered Realty shall be determined without including (or otherwise giving credit to) any Realty owned by a Non-Guarantor Subsidiary if (A) the inclusion of such Realty would cause the portion of Consolidated Unencumbered Realty represented by Non-Guarantor Subsidiaries, as of the relevant date of determination, to exceed five percent (5%) of Consolidated Unencumbered Realty or (B) such Non-Guarantor Subsidiary is an obligor, as of the relevant date of determination, with respect to any unsecured Debt (other than those items of Debt set forth in clauses (iii) and (iv) of the definition of Debt).

          "Consolidated Unimproved Realty" means, for the Consolidated Group on a consolidated basis, all raw unimproved land held for current or future development. For purposes hereof, property under development where construction and development is in progress shall not be considered to be unimproved to the extent that completed buildings are available for rent and are at least 75% leased.

          "Consolidated Unsecured Debt" means, for the Consolidated Group on a consolidated basis, all unsecured Consolidated Funded Debt.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

          "Credit Party" means any of the Borrower and the Guarantors.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts payable under a letter of credit or similar instrument (being the amount available to be drawn thereunder, whether or not then drawn),
     (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, (viii) all obligations of others Guaranteed by such Person, (ix) all obligations which in accordance with GAAP would be shown as liabilities on a balance sheet of such Person or which arise in connection with forward equity transactions, (x) the Attributed Principal Amount under any Securitization Transaction and (xi) all obligations of such Person owing under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP. Debt of any Person shall include Debt of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share of the ownership of such partnership or joint venture (except if such Debt is recourse to such Person, in which case the greater of such Person's pro rata portion of such Debt or the amount of the recourse portion of the Debt, shall be included as Debt of such Person).

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
     (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with (a) total assets of at least $10 billion; (b) a long term unsecured debt rating of BBB+ or better from S&P or its equivalent and (c) an office in the United States. Neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Transaction" means, with respect to any member of the Consolidated Group, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group or (ii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to Sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
     (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

       Eurodollar Rate    =          Interbank Offered Rate
                              -------------------------------------
                                1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of

     Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means such term as defined in Section 9.1.

          "Extension of Credit" means, as to any Lender (including for purposes hereof the Issuing Lender), the making of, or participation in, a Loan or a Letter of Credit by such Lender.

          "Facility Fee" shall have the meaning given such term in Section
     3.5(a).

          "Fees" means all fees payable pursuant to Section 3.5.

          "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "Foreign Credit Party" means a Credit Party which is not a Domestic Credit Party.

          "Foreign Subsidiary" means a Subsidiary which is not a Domestic

          "Funds From Operations" for any period, with respect to any Person, shall have the meaning given to such term in, and shall be calculated in accordance with, the "white paper" issued in March 1995 by the National Association of Real Estate Investment Trusts.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section
     1.3 hereof.

          "Government Acts" shall have the meaning given such term in Section 2.4(i)(i).

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" by any Person, means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation

     (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Obligations" means, as to each Guarantor, without duplication, all obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents (including interest accruing after a Bankruptcy Event, regardless of whether such interest is allowed as a claim under the Bankruptcy Code).

          "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns.

          "Insurance Company Debt" means Debt owed by the Borrower with respect to the 7.98% Notes due March 2000 - 2003 pursuant to that certain Indenture dated as of February 24, 1993 among the Borrower, CIGNA Principal Mutual Life Insurance Co., and Aid Association for Lutherans, as more fully described in note 4 of the consolidated financial statements contained in the Borrower's report on form 10-K filed with the Securities and Exchange Commission for fiscal year 1999.

          "Intangible Assets" of any Person means at any date the amount of (i) all write-ups (other than write-ups resulting from write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by such Person and (ii) all unamortized debt discount and expense, unamortized deferred charges, capitalized start-up costs, goodwill, patents, licenses, trademarks, trade names, copyrights, organization or developmental expenses, covenants not to compete and other intangible items.

          "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each calendar month and the Termination Date and (ii) as to any Eurodollar Loan, Competitive Loan and Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than three months, then also the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

          "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three, four or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), (ii) as to any Swingline Loan, a period of such duration, not to exceed 30 days, as the Borrower may request and the Swingline Lender may agree in accordance with the provisions of
     Section 2.2(b)(i), commencing in each case, on the date of borrowing, and
     (iii) as to any Competitive Loan, a period of not less than 7 nor more than 180 days' duration, as the Borrower may request and the Competitive Lender may agree in accordance with the provisions of Section 2.3; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Invested Amount" shall have the meaning given such term in the definition of Attributed Principal Amount.

          "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guarantee incurred for the benefit of such Person.

          "Issuing Lender" means any Lender designated by the Borrower with the consent of such Lender and the Administrative Agent (which consent by the Administrative Agent shall not be unreasonably withheld).

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.11 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.

          "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

          "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
     Section 2.4.

          "Letter of Credit Fee" shall have the meaning given such term in
     Section 3.5(c)(i).

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means the Revolving Loans, the Swingline Loans and the Competitive Loans.

          "LOC Commitment" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereunder) of up to the LOC Committed Amount and, with respect to each Lender, the commitment of such Lender to purchase Participation Interests in the Letters of Credit up to its respective Revolving Commitment Percentage as provided in Section 2.4(d), as such amount may be reduced from time to time in accordance with the provisions hereof.

          "LOC Committed Amount" shall have the meaning given to such term in
     Section 2.4(a).

          "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
     (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

          "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which they are parties or (iii) the rights and remedies of the Lenders or the Borrower under the Credit Documents.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Minority Interests" means any shares of stock (or other equity interests) of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more Wholly-Owned Subsidiaries. Minority Interests constituting preferred stock shall be valued at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing common stock at the book value of the capitalized surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such Borrower in the business of rating securities.

          "Mortgage Debt" of any Person means at any date the aggregate principal amount of all Debt of such Person secured by a Lien on any real property owned or leased by it.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

          "Non-Excluded Taxes" means such term as is defined in Section 3.10.

          "Note" or "Notes" means any Revolving Note, Swingline Note and/or Competitive Note.

          "Notice of Borrowing" means a written notice of borrowing or request for Competitive Bid in substantially the form of Schedule 2.1(b)(i) or
     Schedule 2.3(b)-1, as required by Section 2.1(b)(i) or Section 2.3(b), respectively.

          "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by
     Section 3.2.

          "Operating Partnership" means United Dominion Realty, L.P., together with any permitted successors and assigns.

          "Participation Interest" means the purchase by a Lender of a participation in Swingline Loans as provided in Section 2.2(b)(iii), in Loans as provided in Section 3.13 or in Letters of Credit and LOC Obligations as provided in Section 2.4(d).

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iii) acquisitions and other Investments permitted by Section 8.3(c)(ii) or which do not cause a Default or Event of Default under Section 7.9(i)(ii), as appropriate; (iv) Investments by a member of the Consolidated Group or an Affiliate of a member of the Consolidated Group in connection with a Permitted Securitization Transaction; and (v) Investments by a member of the Consolidated Group in and to a Credit Party.

          "Permitted Securitization Transaction" means any Securitization Transaction which (i) the structure and documentation for such Securitization Transaction are reasonably satisfactory to the Administrative Agent and the Required Lenders, (ii) the terms of such Securitization Transaction, including the discount applicable to the Receivables which are subject of such financing and any termination events, are (in the good faith understanding of the Administrative Agent and the Required Lenders) consistent with those prevailing in the market at the time of commitment thereto for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool or other similar characteristics and (iii) the documentation for such Securitization Transaction shall not be amended or modified in any manner which is materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent and the Required Lenders.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

          "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent and the Lenders have received the officer's certificate in accordance with the provisions of Section 7.2(b). As used herein, "transaction" means and includes (i) any corporate merger or consolidation as referred to in Section 8.3(a), and (ii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of property as referred to in Section 8.3(c).

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Quoted Rate" means, with respect to a Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Quoted Rate Swingline Loan in accordance with the provisions of Section 2.2.

          "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

          "Realty" means all real property and interests therein, together with all improvements thereon.

          "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale or financing by a member of the Consolidated Group or merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

          "Receivables Financier" means, in connection with a Securitization Transaction, the Person which provides financing for such transaction whether by purchase, loan or otherwise in respect of Receivables.

          "Register" shall have the meaning given such term in Section 11.3(c).

          "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "REIT" means a real estate investment trust as defined in Sections 856-860 of the Code.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

          "REMIC" means a real estate mortgage investment conduit as defined in
     Section 7701 of the Code.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Required Lenders" means Lenders having, at the time of determination thereof, at least sixty-six and two-thirds percent (66 2/3%) of the

     Commitments, or if the Commitments have been terminated, Lenders having, at the time of determination thereof, at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Loans outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of Loans (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or Regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Responsible Officer" means the Chief Financial Officer, the Controller, the Senior Vice President of Finance or the Treasurer.

          "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment as specified in
     Schedule 2.1(a) (as such amount may be reduced from time to time in accordance with the provisions hereof) (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit and LOC Obligations in accordance with the provisions of Section 2.4(d) and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.2(b)(iii).

          "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentage of each Lender is set out on Schedule 2.1(a).

          "Revolving Committed Amount" means, collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).

          "Revolving Loans" shall have the meaning assigned to such term in
     Section 2.1(a).

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Securitization Subsidiary" shall have the meaning provided in the definition of "Securitization Transaction".

          "Securitization Transaction" means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate (a "Securitization Subsidiary"), or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Subordinated Debt" means any Debt which by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders.

          "Subordinated Funded Debt" means at any date all unsecured Debt (i) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or otherwise) prior to the payment in full of the Loans hereunder and (ii) the payment of the principal of and interest on which, and any other obligations to the holder of such Debt, is subordinated to the prior payment in full of the Loans hereunder (including interest accruing after the date of commencement of any proceeding under any bankruptcy, insolvency, or similar law in which such Person is a debtor).

          "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which securities or other ownership interest having an ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise provided, references to a "Subsidiary" or "Subsidiaries" shall mean a Subsidiary or Subsidiaries of the Borrower.

          "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Lenders to purchase Participation Interests in the Swingline Loans up to their respective Revolving Commitment Percentages as provided in Section 2.2(b)(iii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

          "Swingline Committed Amount" shall have the meaning given to such in
     Section 2.2(a).

          "Swingline Lender" means Bank of America or the successor Administrative Agent appointed pursuant to the provisions of Section 10.9.

          "Swingline Loan" means a swingline revolving loan made by the Swingline Lender pursuant to the provisions of Section 2.2.

          "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans in substantially the form attached as Schedule 2.2(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Tangible Fair Market Value of Assets" means, as of any date for the Consolidated Group, the sum (without duplication) of (a) with respect to any Realty owned by a member of the Consolidated Group and purchased or developed prior to January 1 of the year preceding such date, (i) the sum of (A) Consolidated Net Operating Income for Realty for the fiscal quarter most recently ended prior to such date multiplied by four, minus (B) a reserve of $250 per apartment unit, divided by (ii) 9.25%, plus (b) with respect to any Realty owned by a member of the Consolidated Group and purchased or developed on or after January 1 of the year preceding such date, the actual cost of such Realty, plus (c) with respect to any Consolidated Unimproved Realty, the sum of (i) one hundred percent (100%) of the GAAP value of the land associated with such Realty plus (ii) an amount equal to one hundred percent (100%) of the actual expenditures for improvements on such Realty, plus (d) cash and Cash Equivalents, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, plus (e) one hundred percent (100%) of the Consolidated Group's pro rata share of the GAAP value of any asset contributed to or otherwise invested in joint ventures; provided, however, that, in calculating Tangible Fair Market Value of Assets, no credit shall be given to any portion of the foregoing components of Tangible Fair Market Value of Assets that exceeds the corresponding maximum amount permitted for such component pursuant to clauses (iii) through (vii) of Section 7.9(i).

          "Termination Date" means August 4, 2003, or if extended with the written consent of each of the Lenders, such later date as to which the Termination Date may be extended.

          "Wholly-Owned Subsidiary" means as to any Person, any Subsidiary all of the voting stock or other similar voting interests are owned directly or indirectly by such Person. Unless otherwise provided, references to "Wholly-Owned Subsidiary" shall mean Wholly-Owned Subsidiaries of the Borrower.

     1.2  Computation of Time Periods.
          ---------------------------

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.
          ----------------

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Financial statements, certificates and reports delivered hereunder shall be accompanied by a description of any changes in application of accounting principles and an estimation of the effects thereof. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in Section 6.1(i) hereof); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then in either case such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2

                               CREDIT FACILITIES
                               -----------------

     2.1  Revolving Loans.
          ---------------

          (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding plus the aggregate principal amount of LOC Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount, and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Loans outstanding at any time shall not exceed such Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b)  Revolving Loan Borrowings.
               -------------------------

               (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans; provided that in the case of telephone notice given prior to 11:00 A.M. (Charlotte, North Carolina time), the Borrower shall have until 12:00 Noon (Charlotte, North Carolina time) to deliver the confirmatory written notice. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Eurodollar Loan with an Interest Period of one month. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000, in the case of Eurodollar Loans, or $1,000,000 (or the remaining Aggregate Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $100,000 in excess thereof.

               (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Administrative Agent may specify in writing, by 2:30 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

          (d) Interest.  Subject to the provisions of Section 3.1,

               (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage;

               (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender.

          (f) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

     2.2 Swingline Loan Subfacility.
         --------------------------

          (a) Swingline Commitment. Subject to the terms and conditions hereof (including without limitation the conditions set forth in Section 5.2) and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "Swingline Committed Amount"), and (ii) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding plus LOC Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans, as the Borrower may request in accordance with the provisions hereof, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b)  Swingline Loan Advances.
               -----------------------

               (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance; provided that in the case of telephone notice given prior to 11:00 A.M. (Charlotte, North Carolina time), the Borrower shall have until 12:00 Noon (Charlotte, North Carolina time) to deliver the confirmatory written notice. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of and Interest Period for the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree (but no later than 30 days from the date such Swingline Loan is requested) upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

               (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

               (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than thirty (30) days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline

     Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interest in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section 3.1,

               (i) Base Rate Loans. During such periods as Swingline Loans shall consist of Base Rate Loans, such Swingline Loans shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Base Rate.

               (ii) Quoted Rate Swingline Loans. During such periods as Swingline Loans shall consist of Quoted Rate Swingline Loans, such Swingline Loans shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate.

Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date. Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

          (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Exhibit 2.2(d).

     2.3 Competitive Loan Subfacility.
         ----------------------------

          (a) Competitive Loans. Subject to the terms and conditions hereof (including without limitation the conditions set forth in Section 5.2) and in reliance upon the representations and warranties set forth herein, the Borrower may, from time to time from the Closing Date until the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans in Dollars to the Borrower; provided, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the lesser of (A) ONE HUNDRED EIGHTY SEVEN MILLION FIVE HUNDRED THOUSAND ($187,500,000) or
(B) fifty percent (50%) of the Revolving Committed Amount (the "Competitive Loan Maximum Amount"), and (ii) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding plus LOC Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount. Each Competitive Loan shall be not less than $5,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Competitive Loan Maximum Amount, if less).

          (b) Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of
Exhibit 2.3(b)-1 to the Administrative Agent by 12:00 Noon (Charlotte, North Carolina time) on a Business Day not less than one (1) nor more than four (4) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested and shall be accompanied by payment of any required Competitive Bid Request Fee. The Administrative Agent shall, promptly following its receipt of a Competitive Bid Request under this subsection (b), notify the Lenders of its receipt and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. A form of such notice is provided in Exhibit 2.3(b)-2. No more than three (3) Competitive Bid Requests (e.g., the Borrower may request Competitive Bids for no more than three (3) different Interest Periods at a time) shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

          (c) Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day next succeeding the date of receipt by the Administrative Agent of the related Competitive Bid Request. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $1,000,000 and integral multiples of $500,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Exhibit 2.3(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable. The Administrative Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof. The Administrative Agent shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

          (d) Submission of Competitive Bids by Administrative Agent. If the Administrative Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to any Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent in response to such Competitive Bid Request pursuant to subsection (c) above.

          (e) Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit 2.3(e) of its acceptance of any or all such Competitive Bids to the Administrative Agent by 12:00 Noon (Charlotte, North Carolina time) on the date on which notice of election to make a Competitive Bid is to be given to the Administrative Agent by the Lenders; provided, however, (i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept Competitive Bids for the same Interest Period(s) only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit such a Competitive Bid at the same Competitive Bid Rate, then pro rata between or among such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal amount of $500,000 and integral multiples of $500,000 in excess thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Administrative Agent shall, not later than 1:00 P.M. (Charlotte, North Carolina time) on the date of receipt by the Administrative Agent of a notification from the Borrower of its acceptance and/or refusal of Competitive Bids, notify each affected Lender of its receipt and the contents thereof. Upon its receipt from the Administrative Agent of notification of the Borrower's acceptance of its Competitive Bid in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 2:00 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Administrative Agent by the applicable Competitive Loan Lenders and in like funds as received by the Administrative Agent.

          (g) Maturity of Competitive Loans. Each Competitive Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto, unless accelerated sooner pursuant to Section 9.2. Unless the Borrower shall give notice to the Administrative Agent otherwise, the Borrower shall be deemed to have requested a Revolving Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

          (h) Interest on Competitive Loans.  Subject to the provisions of
Section 3.1, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

          (i) Competitive Loan Notes. The Competitive Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to the Competitive Loan Maximum Amount and substantially in the form of Exhibit 2.3(i).

     2.4  Letter of Credit Subfacility.
          ----------------------------

          (a) Issuance. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue, and the Lenders shall participate in, such Letters of Credit as the Borrower may request for its own account or for the account of another Credit Party as provided herein, in a form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that (i) the aggregate amount of LOC Obligations shall not exceed TWENTY MILLION DOLLARS ($20,000,000) at any time (the "LOC Committed Amount"), and (ii) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding plus LOC Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount. Letters of Credit issued hereunder shall not have an expiry date, whether as originally issued or by extension, extending beyond the fifteenth day prior to the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance date of each Letter of Credit shall be a Business Day.

          (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three
(3) Business Days prior to the requested date of issuance (or such shorter period as may be agreed by the Issuing Lender). The Issuing Lender will provide to the Administrative Agent and the Borrower at least monthly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Lender will provide to the Administrative Agent for dissemination to the Lenders at least quarterly, and more frequently upon request, a detailed summary report on its Letters of Credit and the activity thereon, including, among other things, the Credit Party for whose account the Letter of Credit is issued, the beneficiary, the face amount, and the expiry date. The Issuing Lender will provide copies of the Letters of Credit to the Administrative Agent and the Lenders promptly upon request.

          (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage (it being understood that such rate shall be increased in accordance with the terms of Section 3.1 for so long as any Event of Default exists). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that in the event such payment is not made on the day of drawing, such Lender shall pay in addition to the Issuing Lender interest on the amount of its unfunded Participation Interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

          (f) Designation of other Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.4(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

          (i) Indemnification; Nature of Issuing Lender's Duties.

               (i) In addition to its other obligations under this Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

               (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

               (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender
     (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.4 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.4 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

                                   SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                 ----------------------------------------------

     3.1  Default Rate.
          ------------

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

     3.2  Extension and Conversion.
          ------------------------

     Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the respective Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Competitive Loans may be converted to Revolving Loans only on the last day of their respective Interest Periods. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent (x) prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and (y) on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto; provided that, with respect to clause (x) above, in the case of telephone notice given prior to 11:00 A.M. (Charlotte, North Carolina time), the Borrower shall have until 12:00 Noon (Charlotte, North Carolina time) to deliver the confirmatory written notice. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (e) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Prepayments.
          -----------

          (a) Voluntary Prepayments. Revolving Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, and (ii) partial prepayments shall be minimum principal amounts of $5,000,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $1,000,000 in excess thereof.

          (b) Mandatory Prepayments. If at any time, (i) the aggregate principal amount of Loans plus LOC Obligations shall exceed the Aggregate Revolving Committed Amount, or (ii) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, or (iii) the aggregate amount of Competitive Loans shall exceed the Competitive Loan Maximum Amount, or (iv) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower shall immediately make payment on the Loans (or cash collateralize LOC Obligations) in an amount sufficient to eliminate the excess.

          (c) Application. Unless otherwise specified by the Borrower, prepayments made hereunder shall be applied first to Swingline Loans, then to Revolving Loans which are Base Rate Loans, then to Revolving Loans which are Eurodollar Loans in direct order of Interest Period maturities, then to Competitive Loans in direct order of Interest Period maturities, and then to a cash Collateral account to secure LOC Obligations. Amounts prepaid hereunder may be reborrowed in accordance with the provisions hereof.

     3.4  Termination and Reduction of Commitments
          ----------------------------------------

          (a) Voluntary Reductions. The Revolving Commitments may be terminated or permanently reduced in whole or in part by the Borrower upon three (3) Business Days' prior written notice to the Administrative Agent, provided that
(i) after giving effect to any voluntary reduction the aggregate amount of Loans plus LOC Obligations outstanding shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be minimum principal amount of $5,000,000, and in integral multiples of $1,000,000 in excess thereof.

          (b) Mandatory Reduction. The Commitments hereunder shall terminate on the Termination Date.

     3.5  Fees.
          ----

          (a) Facility Fee. In consideration of the Commitments hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a facility fee (the "Facility Fee") equal to the Applicable Percentage per annum on the average daily Aggregate Revolving Committed Amount for the applicable period. The Facility Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

          (b) Administrative Fees.  The Borrower agrees to pay to the
              -------------------
Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, as agreed to from time to time between the Administrative Agent and the Borrower.

          (c)  Letter of Credit Fees.
               ---------------------

               (i) Letter of Credit Fee. In consideration of the LOC Commitment hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under Letters of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

               (ii) Issuing Lender Fee. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting fee of 0.125% per annum on the average daily maximum amount available to be drawn under each Letter of Credit computed at the per annum rate for each day from the date of issuance to the date at expiration (which fronting fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date) (B) customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

     3.6 Capital Adequacy.
         ----------------

     If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7  Inability To Determine Interest Rate.
          ------------------------------------

     If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.8  Illegality.
          ----------

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender, upon demand, without duplication, such amounts, if any, as may be reasonably required pursuant to Section 3.11.

     3.9  Requirements of Law.
          -------------------

     If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and
(ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

          (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be reasonably required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10  Taxes.
           -----

          (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this

Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

     3.11  Indemnity.
           ---------

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans and Competitive Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan or a Competitive Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans or Competitive Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans and Competitive Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.12  Pro Rata Treatment.
           ------------------

     Except to the extent otherwise provided herein:

          (a) Loans. Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Letter of Credit Fee, each payment of Facility Fees, each reduction of the Aggregate Revolving Committed Amount and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests to which such payment or prepayment is to be applied. With respect to Competitive Loans, if the Borrower fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by the Borrower, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amount on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Competitive Loan Lenders in accordance with the then outstanding amounts of their respective Competitive Loans.

          (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder (and further, no Lender shall be required to fulfill any obligation of a Defaulting Lender); provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for a period of two (2) Business Days, and thereafter at the Base Rate, for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender does not pay such amounts to the Administrative Agent forthwith upon demand, the Administrative Agent may notify the Borrower and request the Borrower to immediately pay such amount to the Administrative Agent with interest at the Base Rate. A certification by the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     3.13  Sharing of Payments.
           -------------------

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

     3.14  Payments, Computations, Etc.
           ----------------------------

          (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Guaranteed Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          SECOND, to payment of any fees owed to the Administrative Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Loans or other Guaranteed Obligations hereunder owing to such Lender;

          FOURTH, to the payment of all accrued interest (pro rata based on proportions of accrued unpaid interest on Loans) and fees on or in respect of the Loans or other Guaranteed Obligations hereunder;

          FIFTH, to the payment of the outstanding principal amount of the Guaranteed Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

          SIXTH, to all other Loans and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans (or in the case of application under clause "FOURTH" pro rata based on accrued unpaid interest) and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.14(b).

     3.15  Evidence of Debt.
           ----------------

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                    SECTION 4

                                    GUARANTY
                                    --------
     4.1  The Guarantee.
          -------------

    Each of the Guarantors hereby jointly and severally guarantees to each Lender and to the Administrative Agent as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.2  Obligations Unconditional.
          -------------------------

     The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Section 4 until such time as the Lenders have been irrevocably paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

     Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

               (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     4.3  Reinstatement.
          -------------

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.
          --------------------------

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

     4.5  Remedies.
          --------

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

     4.6  Rights of Contribution.
          ----------------------

     The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     4.7  Continuing Guarantee.
          --------------------

     The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     4.8  Release of Guarantors by Administrative Agent.
          ---------------------------------------------

     Upon the written request (and at the expense) of the Borrower, the Administrative Agent shall execute a writing releasing, on behalf of the Lenders, one or more Subsidiaries designated by the Borrower from their obligations as Guarantors hereunder, provided that on or prior to the effective date of such release the Borrower shall have delivered to the Agent a certificate of a Responsible Officer certifying that (a) on a pro forma basis after giving effect to such release (and the addition of any new Guarantors pursuant to Section 7.11(a) on such effective date), the Credit Parties would have been in compliance with the financial covenant contained in Section 7.9(f) as of the last day of the most recently ended fiscal quarter, (b) as of such effective date, the Credit Parties will be in compliance with Section 7.11(a) and (c) no other Default or Event of Default then exists or shall occur as a result of such release. Such certificate shall include the calculations required to indicate compliance with Section 7.9(f).

                                   SECTION 5

                                   CONDITIONS
                                   ----------

     5.1  Conditions to Closing.
          ---------------------

     This Credit Agreement shall become effective, and the initial Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

          (a) Execution of Credit Agreement and Credit Documents.  Receipt of
(i) multiple counterparts of this Credit Agreement, and (ii) a Revolving Note and Competitive Note for each Lender and a Swingline Note for the Swingline Lender.

          (b) Financial Information. Receipt of financial information regarding the Borrower and its subsidiaries, as may be requested by, and in each case in form and substance satisfactory to the Administrative Agent and the Lenders, including, without limitation, a Borrower-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries dated as of March 31, 2000, together with related consolidated statements of operations and cash flows.

          (c) Absence of Legal Proceedings. The absence of any action , suit, nvestigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

          (d) Legal Opinions. Receipt of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

          (e) Corporate Documents. Receipt of the following (or their equivalent) for each of the Credit Parties:

               (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation or organization.

               (ii) Resolutions. Copies of resolutions of the Board of Directors or other governing body approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iii) Bylaws. Copies of the bylaws certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

               (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent issued as of a recent date by the appropriate governmental authorities of the respective states of incorporation or organization and of each other state in which the failure to qualify and be in good standing would have a Material Adverse Effect and (B) where available, certificates indicating payment of all corporate franchise taxes issued as of a recent date by the appropriate governmental taxing authorities of such states.

               (v) Officer's Certificate. An officer's certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(e)(v) with appropriate insertions and attachments.

          (f) Fees. Receipt of all fees, if any, owing pursuant to (i) any prior agreement between the Administrative Agent and the Borrower and (ii)
Section 3.5.

          (g) Existing Credit Agreements; Other Debt. Receipt by the Administrative Agent of evidence that: (i) that certain 364-Day Credit Agreement, dated as of September 16, 1999, among the Borrower, the Administrative Agent, and the lenders party thereto (as previously amended or modified, the "Existing 364-Day Credit Agreement"), and all documents executed or delivered in connection therewith, have been terminated; (ii) that certain Three Year Credit Agreement, dated August 4, 1997, among the Borrower, Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and the lenders party thereto (as previously amended or modified, the "Existing Three Year Credit Agreement" and, together with the Existing 364-Day Credit Agreement, the "Existing Credit Agreements"), and all documents executed or delivered in connection therewith, have been terminated, and (iii) all amounts owing in connection with the Existing Credit Agreements or any other Debt of the Credit Parties and their Subsidiaries (other than Debt permitted by the terms of this Credit Agreement) shall have been paid in full ( or will be paid in full with the initial Loans under this Credit Agreement) and all Liens granted in connection therewith shall have been or are agreed to be released upon such repayment in full.

          (h) Subsection 5.2 Conditions.  The conditions specified in Section
5.2 shall be satisfied.

          (i) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

     5.2  Conditions to All Extensions of Credit.
          --------------------------------------

     The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

          (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

          (c) No Material Adverse Effect. No circumstances, events or conditions shall have occurred since the date of the audited financial statements referenced in Section 6.1 which would have or have had a Material Adverse Effect.

          (d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested pursuant to Section 2.1, all conditions set forth in Section 2.1 shall have been satisfied.

          (e) Additional Conditions to Swingline Loans. If a Swingline Loan is requested pursuant to Section 2.2, all conditions set forth in Section 2.2 shall have been satisfied.

          (f) Additional Conditions to Competitive Loans. If a Competitive Loan is requested pursuant to Section 2.3, all conditions set forth in Section 2.3 shall have been satisfied.

          (g) Additional Conditions to Letters of Credit. If such extension of Credit is made pursuant to Section 2.4, all conditions set forth in Section 2.4 shall have been satisfied.

     Each request for Extension of Credit (including extensions and conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b) and (c), and in (d), (e), (f) or
(g) of this subsection have been satisfied.

                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each of the members of the Consolidated Group parties hereto (in the case of the Borrower, for itself and for each of the other members of the Consolidated Group; and in the case of each of the other Credit Parties, for itself) hereby represents and warrants to the Administrative Agent and to each Lender that:

     6.1  Financial Condition.
          -------------------

     As to the Borrower, the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1999, together with related statements of operations, cash flows and shareholders' equity certified by Ernst & Young LLP, independent auditors (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim Borrower-prepared statements to normal year-end adjustments.

     6.2  No Material Adverse Changes.
          ---------------------------

     Since the date of the audited financial statements referenced in Section 6.1, there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3  Organization; Existence; Compliance with Law.
          --------------------------------------------

     Except as disclosed on Schedule 6.3, each of the members of the Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, except in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     The Borrower is a "real estate investment trust" within the meaning provided under the Code.

     6.4  Power; Authorization; Enforceable Obligations.
          ---------------------------------------------

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit parties. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5  No Legal Bar.
          ------------

     The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

     6.6  No Material Litigation.
          ----------------------

     Except to the extent disclosed on Schedule 6.6, no claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) if adversely determined, would reasonably be expected to have a Material Adverse Effect.

     6.7  No Default.
          ----------

     No Default or Event of Default has occurred and is continuing.

     6.8  Ownership of Property; Liens.
          ----------------------------

     Each of the members of the Consolidated Group has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for liens permitted under
Section 8.2.

     6.9  Taxes.
          -----

     Each of the members of the Consolidated Group has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid or received extensions regarding (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

     6.10  ERISA.
           -----

     Except as would not reasonably be expected to have a Material Adverse
Effect:

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (e) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

     6.11  Governmental Regulations, Etc.
           -----------------------------

          (a) No part of the proceeds of Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

          (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) Each of the members of the Consolidated Group has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

          (d) None of the members of the Consolidated Group is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

          (e) Each of the members of the Consolidated Group is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.12  Subsidiaries.
           ------------

     Set forth on Schedule 6.12 are all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein and whether or not such subsidiary is a Guarantor.

     6.13  Purpose of Extensions of Credit.
           -------------------------------

     The Extensions of Credit will be used to fund acquisitions and development, to refinance existing Debt, and to finance working capital and other corporate purposes.

     6.14  Environmental Matters.
           ---------------------

     Except as would not reasonably be expected to have a Material Adverse
Effect:

          (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to material liability under any applicable Environmental Laws.

          (b) To the knowledge of the members of the Consolidated Group, none of the Properties contains any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) None of the members of the Consolidated Group has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any members of the Consolidated Group during their ownership of the Properties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Properties or the Businesses.

          (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Each of the Credit Parties (in the case of the Borrower, for itself and each of the other members of the Consolidated Group, and in the case of each of the other Credit Parties, for itself) covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full:

     7.1  Financial Statements.
          --------------------

     The Borrower shall furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

          (a) Audited Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the year, audited by Ernst & Young LLP, or other firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

          (b) Borrower-Prepared Financial Statements. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters, a Borrower-prepared consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related Borrower-prepared consolidated statements of operations and cash flows for such quarterly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in
Section 1.3.

    7.2  Certificates; Other Information.
          -------------------------------

     The Borrower shall furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

          (a) Accountant's Certificate and Reports. If the financial statements referred to in Section 7.1(a) above contain a qualified auditor's opinion, then concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

          (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions, contained in this Credit Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate (A) compliance with Section 7.9, (B) compliance with Section 7.11(a) and (C) the portion of Consolidated Unencumbered Realty represented by Non-Guarantor Subsidiaries. A form of Officer's Certificate is attached as Schedule 7.2(b).

          (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit.

          (d) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which any member of the Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

          (e) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     7.3  Notices.
          -------

     Each of the Credit Parties shall give notice (in accordance with Section 11.1) to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

          (a) Defaults.  Immediately (and in any event within two (2) Business
Days) after any Responsible Officer of any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default (such notice shall expressly state that it is a "notice of default").

          (b) Contractual Obligations. Promptly, the occurrence of any default or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

          (c) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to any member of the Consolidated Group, or any material development in respect thereof, affecting any member of the Consolidated Group which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

          (d) ERISA. Promptly, after any Responsible Officer of the Borrower knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the members of the Consolidated Group or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the members of the Consolidated Group shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (e) Other. Promptly, any other development or event which a Responsible Officer of the Borrower determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

     7.4  Payment of Obligations.
          ----------------------

     Each member of the Consolidated Group shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, other than (i) obligations with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect, or (ii) obligations the amount or validity of which are being contested and with respect to which reserves in conformity with GAAP have been provided on the books of the appropriate members of the Consolidated Group.

     7.5  Conduct of Business and Maintenance of Existence.
          ------------------------------------------------

     Each member of the Consolidated Group shall (a) continue to engage in business of the same general type as now conducted by it on the date hereof and similar or related businesses, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business and (b) comply with all Contractual Obligations and Requirements of Law applicable to it, except, with respect to each of clauses
(a) and (b) above, to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     7.6  Maintenance of Property; Insurance.
          ----------------------------------

     Each member of the Consolidated Group shall keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty (on a full replacement cost basis), liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     7.7  Inspection of Property; Books and Records; Discussions.
          ------------------------------------------------------

     Each member of the Consolidated Group shall keep proper books of records and account in which full, true, correct and consolidated (if applicable) entries and are consolidated in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon them) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties.

     7.8  Environmental Laws.
          ------------------

     Each member of the Consolidated Group shall:

          (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

     7.9  Financial Covenants.
          -------------------

          (a) Consolidated Adjusted Tangible Net Worth. Consolidated Adjusted Tangible Net Worth will at all times be not less than the sum of (i) $1,500,000,000 plus (ii) 90% of the net proceeds (after customary underwriting discounts and commissions and reasonable offering expenses) from Equity Transactions occurring after December 31, 1999.

          (b) Consolidated Funded Debt Ratio.  Consolidated Funded Debt shall
(i) as of the last day of the fiscal quarters ending June 30, 2000 and September 30, 2000, be not more than 57.50% of Tangible Fair Market Value of Assets; and
(ii) as of the last day of all subsequent fiscal quarters, be not more than 55.00% of Tangible Fair Market Value of Assets.

          (c) Consolidated Secured Debt. Consolidated Secured Debt will at all times be not more than 35.00% of Tangible Fair Market Value of Assets.

          (d) Consolidated Interest Coverage Ratio. As of the last day of the fiscal quarters ending June 30, 2000 and September 30, 2000, the ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense for the fiscal quarter then ending shall be not less than 1.90:1.0. As of the last day of each subsequent fiscal quarter, the ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense for the fiscal quarter then ending shall be not less than 2.0:1.0.

          (e) Consolidated Total Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the ratio of Consolidated Adjusted EBITDA to Consolidated Total Fixed Charges for the fiscal quarter then ending shall be not less than 1.5:1.0.

          (f) Consolidated Unsecured Debt to Consolidated Unencumbered Realty. The ratio of Consolidated Unsecured Debt to Consolidated Unencumbered Realty shall : (i) as of the last day of the fiscal quarters ending June 30, 2000 and September 30, 2000, be not more than 57.50% for the fiscal quarter then ending; and (ii) as of the last day of all subsequent fiscal quarters, be not more than 55.00% for the fiscal quarter then ending.

          (g) Consolidated Unencumbered Interest Coverage Ratio. As of the end of each fiscal quarter, the ratio of (i) Consolidated Net Operating Income from Unencumbered Realty to (ii) Consolidated Interest Expense relating to Consolidated Unsecured Debt for the fiscal quarter then ending shall be not less than 2.0:1.0.

          (h) Dividend Payout. The Borrower shall ensure that distributions on common stock (excluding dividends paid resulting from extraordinary gains, which extraordinary gains are excluded from the calculation of Funds From Operations) during any fiscal quarter do not exceed, in the aggregate, ninety-five percent (95.00%) of Funds From Operations attributable to such fiscal quarter; provided, however, the Borrower may pay dividends or distributions that exceed the amount permitted by the preceding subclause if such larger distribution is required in order for the Borrower to maintain its status as a REIT.

          (i)  Investments and Acquisitions.
               ----------------------------

     (i) The aggregate cost of all acquisitions made by the Consolidated Group of the assets, property and/or operations of any other Person shall, during any calendar year, be not more than ten percent (10%) of Tangible Fair Market Value of Assets as of the first day of such calendar year.

     (ii) The aggregate amount of all loans, advances or Investments (including, for purposes hereof, Guarantees) made by the Consolidated Group to or in respect of any other Person where, after giving effect thereto, such Person will not be a Subsidiary (and excluding Investments permitted pursuant to clauses (i),(ii),(iv), and (v) of the definition of Permitted Investments) shall, during any calendar year, be not more than five percent (5%) of Tangible Fair Market Value of Assets as of the first day of such calendar year.

     (iii) The aggregate cost of the actual expenditures for improvements on Consolidated Unimproved Realty shall, as of the end of any fiscal quarter, be not more than ten percent (10%) of Tangible Fair Market Value of Assets.

     (iv) The GAAP value of Consolidated Unimproved Realty shall, as of the end of any fiscal quarter, be not more than five percent (5%) of Tangible Fair Market Value of Assets.

     (v) The aggregate amount of the Consolidated Group's pro rata share of the GAAP value of any asset contributed to or otherwise invested in joint ventures shall, as of the end of any fiscal quarter, be not more than fifteen percent (15%) of Tangible Fair Market Value of Assets.

     (vi) The sum of (a) the aggregate cost of the actual expenditures for improvements on Consolidated Unimproved Realty; plus (b) the GAAP value of Consolidated Unimproved Realty, shall, as of the end of any fiscal quarter, be not more than ten percent (10%) of Tangible Fair Market Value of Assets.

     (vii) The sum of (a) the aggregate cost of the actual expenditures for improvements on Consolidated Unimproved Realty; plus (b) the GAAP value of Consolidated Unimproved Realty; plus (c) the aggregate amount of the Consolidated Group's pro rata share of the GAAP value of any asset contributed to or otherwise invested in joint ventures, shall, as of the end of any fiscal quarter, be not more than twenty percent (20%) of Tangible Fair Market Value of Assets.

     7.10  Agency Fees.
           -----------

     The Borrower shall pay to the Administrative Agent the annual agency fee and comply with the other fee agreements between the Administrative Agent and the Borrower as agreed to from time to time.

     7.11  Additional Guaranties.
           ---------------------

          (a) Where the portion of the undepreciated value of the Realty directly owned by the members of the Consolidated Group ("Consolidated REO") represented by the Realty directly owned by one or more Subsidiaries which are not Guarantors hereunder (the "Non-Guarantor Subsidiaries") shall, at any time, exceed (A) five percent (5%) of Consolidated REO in any instance (that is, with respect to the Realty directly owned by any individual Non-Guarantor Subsidiary), or (B) twenty-five percent (25%) of Consolidated REO collectively as a group (that is, with respect to the Realty directly owned by all Non-Guarantor Subsidiaries) (each such percentage is referred to herein as a "Threshold Requirement"), then the Borrower shall promptly notify the Administrative Agent thereof, and cause one or more Non-Guarantor Subsidiaries to become a Guarantor hereunder by way of execution of a Joinder Agreement such that immediately after the joinder of such Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Subsidiaries shall not exceed the applicable Threshold Requirement.

          (b) Delivery of any such Joinder Agreement shall be accompanied by supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

     7.12  Ownership of Subsidiaries.
           -------------------------

     Except (a) to the extent otherwise permitted in Section 8.7 and to the extent as would not cause a Change of Control and (b) as set forth on Schedule 6.12, the Borrower shall, directly or indirectly, own at all times 100% of the voting stock of each of its Subsidiaries.

     7.13  Use of Proceeds.
           ---------------

     Extensions of Credit will be used solely for the purposes provided in
Section 6.13.

                                   SECTION 8

                               NEGATIVE COVENANTS

     Each of the Credit Parties (in the case of the Borrower, for itself and each of the other members of the Consolidated Group, and in the case of each of the other Credit Parties, for itself) covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

     8.1  Limitations on Debt.
          -------------------

     Create, incur, assume or suffer to exist any Debt, except Debt the existence or incurrence of which would not violate the financial covenants of
Section 7.9.

     8.2  Restriction on Liens.
          --------------------

     Create, assume, incur or suffer to exist any Lien on any Property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

          (a) Liens securing Debt the existence or incurrence of which would not violate the financial covenants of Section 7.9;

          (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided that (A) with respect to Liens securing state and local taxes, such taxes are not yet payable, (B) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such liens are (1) unfiled and no other action has been taken to enforce the same and (2) the cumulative effect of all such Liens will not have a Material Adverse Effect, or (C) with respect to taxes, assessments or governmental charges or levies or claims or demand secured by such Liens, payment is not at the time required;

          (c) Liens not securing Debt which are incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, unemployment insurance, social security and other like laws;

          (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereto are being contested in good faith by appropriate proceedings;

          (e) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or such Subsidiary or the value of such property for the purpose of such business; and

          (f) Liens on property or assets of such Subsidiary to secure obligations of such Subsidiary solely to the Borrower or a Wholly-Owned Subsidiary.

     8.3  Consolidations, Mergers and Sales and Purchases of Assets.
          ---------------------------------------------------------

          (a) Enter into a transaction of merger or consolidation, except

               (i) a member of the Consolidated Group may be a party to a transaction of merger or consolidation with another member of the Consolidated Group, provided that (A) if the Borrower is a party thereto, it is the surviving corporation, or (B) if a Guarantor is a party thereto, it shall be the surviving corporation or the surviving corporation shall be a Domestic Subsidiary and shall become a Guarantor hereunder as an Additional Credit Party pursuant to Section 7.11 concurrently therewith, and (C) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto; and

               (ii) a member of the Consolidated Group (other than the Borrower) may be a party to a transaction of merger or consolidation with any other Person, provided that (A) the provisions of Section 7.11 regarding joinder of certain Subsidiaries as Additional Credit Parties hereunder shall be complied with, (B) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (C) the provisions of subsection (c) of this Section shall be complied with.

          (b) Other than as between Credit Parties, sell, lease, transfer or otherwise dispose of assets, property and/or operations which in the aggregate in any fiscal year shall constitute more than fifteen percent (15%) of Tangible Fair Market Value of Assets at the end of the immediately preceding fiscal year or contributed more than fifteen percent (15%) of Consolidated EBITDA for the immediately preceding fiscal year, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed).

          (c) Acquire all or any portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any portion of the assets, property and/or operations of a Person which is not a Subsidiary, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), unless

               (i) in the case of an acquisition of capital stock or other ownership interest where, after giving effect thereto, such Person will not be a Subsidiary, then such acquisition will not cause a violation of
     Section 8.4;

               (ii) in the case of an acquisition of capital stock or other ownership interest where, after giving effect thereto, such Person will be a Subsidiary, then

                    (A) the aggregate cost of all such acquisitions during any calendar year shall not exceed an amount equal to twenty-five percent (25%) of Tangible Fair Market Value of Assets at the end of the immediately preceding fiscal year;

                    (B) the Board of Directors (or functional equivalent) of the Person which is the subject of such acquisition shall have approved the acquisition; and

                    (C) no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis;

               (iii) in the case of an acquisition of the assets, property and/or operations of a Person, then no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis.

          (d) In the case of the Borrower, liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

          (e) Alter the character of their business in any material respect from that conducted as of the Closing Date and similar or related businesses.

          (f) The foregoing provisions of this Section shall not apply to leases of property and assets by members of the Consolidated Group to individual tenants in the ordinary course of business.

     8.4  Loans and Investments.
          ---------------------

     Make loans, advances or Investments (including, for purposes hereof, Guarantees) to or in respect of any other Person, except for Permitted Investments.

     8.5  Transactions with Affiliates.
          ----------------------------

     Enter into any transaction, directly or indirectly, including without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Affiliate or shareholder of the Borrower, except in the ordinary course of business pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arms-length transaction with a person not an Affiliate or shareholder; provided that the foregoing restrictions shall not apply to extensions of credit by the Borrower to its officers and directors pursuant to the Borrower's Stock Purchase and Loan Plan in an aggregate amount not to exceed at any time 5% of Consolidated Adjusted Tangible Net Worth.

   8.6  Transactions with Other Persons regarding this Agreement.
          --------------------------------------------------------

     Enter into any agreement with any Person whereby any of them would agree to any restriction on the Borrower's right with the Lenders' consent to amend or waive any of the provisions of this Credit Agreement.

     8.7  Limitation on Certain Restrictions on Subsidiaries.
          --------------------------------------------------

     Other than as presently exist in respect of REMICs and other special Subsidiaries listed on Schedule 8.7, create or otherwise cause or suffer to exist or become effective, directly or indirectly, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any member of the Consolidated Group, (ii) make loans or advances to any member of the Consolidated Group, or (iii) transfer any of its properties or assets to any member of the Consolidated Group, except for encumbrances or restrictions existing under or by reason of (A) applicable law or (B) this Credit Agreement unless, after giving effect thereto on a Pro Forma Basis, the aggregate amount of Consolidated EBITDA attributable to all such REMICs and other special Subsidiaries shall be less than 25% of Consolidated EBITDA.

                                   SECTION 9
                               EVENTS OF DEFAULT
                               -----------------

     9.1  Events of Default.
          -----------------

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a)  Payment.  Any Credit Party shall

               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit, or

               (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligation arising from drawings under Letters of Credit or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

          (c)  Covenants.

               (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11, 7.13 or 8.1 through 8.7 (except in the case of negative covenants contained in Sections

     8.1 through 8.7, those Defaults which may occur or arise other than on account of or by affirmative or intentional act of the Borrower or event or condition which the Borrower shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (ii) hereof), inclusive, or

               (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
     (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent or such longer period not to exceed an additional 30 days provided that the Borrower is diligently pursuing remedy of such default; or

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the rights, powers and privileges purported to be created thereby; or

          (e) Guaranties. The guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

          (g) Defaults under Other Agreements.

               (i) Any member of the Consolidated Group shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Group, taken as a whole; or

               (ii) With respect to any Debt (other than Debt outstanding under this Credit Agreement) in excess of $25,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Debt, or (2) the occurrence and continuance of a default in the observance or performance relating to such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Debt to become due prior to its stated maturity; or (B) any such Debt shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

          (h) Judgments. Any member of the Consolidated Group shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $5,000,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

          (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect shall occur: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j) Ownership.  There shall occur a Change of Control.

     9.2  Acceleration; Remedies.
          ----------------------

     Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent may and, upon the request and direction of the Required Lenders, shall by written notice to the Credit Parties take any of the following actions:

               (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

               (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

               (iii) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

               (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Credit Parties.

                                   SECTION 10
                               AGENCY PROVISIONS
                               -----------------

     10.1  Appointment.
           -----------

     Each Lender hereby designates and appoints Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender further directs and authorizes the Administrative Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

     10.2  Delegation of Duties.
           --------------------

     The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3  Exculpatory Provisions.
           ----------------------

     The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans, the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

     10.4  Reliance on Communications.
           --------------------------

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b) hereof. The Administrative Agent and the Borrower shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5  Notice of Default.
           -----------------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6  Non-Reliance on Administrative Agent and Other Lenders.
           ------------------------------------------------------

     Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates.

     10.7  Indemnification.
           ---------------

     The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective

Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.8  Administrative Agent in its Individual Capacity.
           -----------------------------------------------

     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     10.9  Successor Administrative Agent.
           ------------------------------

     The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders and the Borrower, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other

Credit Documents and the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

                                   SECTION 11
                                 MISCELLANEOUS
                                 -------------

     11.1  Notices.
           -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto:


          if to the Borrower or the Guarantors:

               United Dominion Realty Trust, Inc.
               10 South Sixth Street
               Richmond, Virginia  23219-3802
               Attn:  Chief Financial Officer
               Telephone:  (804) 819-1891
               Telecopy:  (804) 780-0431

          with a copy to:

               United Dominion Realty Trust, Inc.
               10 South Sixth Street
               Richmond, Virginia  23219-3802
               Attn:  General Counsel
               Telephone:  (804) 819-1885
               Telecopy:  (804) 788-4607

          if to the Administrative Agent:

               Bank of America, N.A.
               Real Estate Structured Debt
               MD2-600-06-14
               6610 Rockledge Drive, 6th Floor
               Bethesda, Maryland 20817
               Attn:  Monica Rodriguez
               Loan Administration
               Telephone:  (301) 493-2807
               Telecopy:  (301) 493-2885

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

          with a copy to:

               Bank of America, N.A.
               Bank of America
               NC1-007-09-11
               100 N. Tryon Street, 9th floor
               Charlotte, NC 28255
               Attn:  Kevin McCullough

     11.2  Right of Set-Off.
           ----------------

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply (subject to Section 3.13) any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. It is specifically acknowledged and agreed that no right of set-off shall be exercised against accounts identified as holding tenant deposit accounts or transfer agent accounts which represent obligations to third parties.

     11.3  Benefit of Agreement.
           --------------------

          (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

          (b) Assignments. Each Lender may with the prior written consent of the Administrative Agent and the Borrower (provided that the consent of the Borrower shall not be unreasonably delayed or withheld and provided further that the consent of the Borrower shall not be required during the existence and continuation of an Event of Default), assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to an Eligible Assignee provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $10,000,000 (or, if less, the remaining amount of the Commitment of the assigning Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). If the assignee is not a United States person under
Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Non-Excluded Taxes in accordance with Section 3.10. By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection
(b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Participations. Each Lender may sell, transfer, grant or assign participations to any Person in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) except as expressly provided in the Credit Documents, release any Guarantor from its guaranty obligations hereunder, and
(iii) sub-participations by the participant (except to an affiliate, parent Borrower or affiliate of a parent Borrower of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

     11.4  No Waiver; Remedies Cumulative.
           ------------------------------

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5  Payment of Expenses, etc.
           ------------------------

     The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent), and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and Administrative Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6  Amendments, Waivers and Consents
           --------------------------------

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and (except in the case of a waiver granted by the Required Lenders) the Borrower, provided, however, that:

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

          (a) without the consent of each Lender affected thereby, no such amendment may:

               (i) extend the final maturity of any Loan, or extend or waive any principal amortization payment of any Loan, or any portion thereof, or extend the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

               (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

               (iii)  reduce or waive the principal amount of any Loan,

               (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default (other than an Event of Default of the type described in Section 9.1(f) hereof) or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

               (v) except (A) as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section
     8.3 or (B) in connection with the release of Guarantors pursuant to the terms of Section 4.8, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

               (vi) amend, modify or waive any provision of this Section 11.6 or
     Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 9.1(a), 11.2,
     11.3, 11.5 or 11.9,

               (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

               (viii) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

          (b) without the consent of the Administrative Agent, no provision of
Section 10 may be amended.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts.
          ------------

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     11.8 Headings.
          --------

     The headings of the Sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Survival.
          --------

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, the LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10 Governing Law; Submission to Jurisdiction; Venue.
           ------------------------------------------------

          (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the Commonwealth of Virginia in the City of Richmond, or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11 Severability.
           ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 Entirety.
           --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13 Binding Effect; Termination.
           ---------------------------

          (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

          (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     11.14 Source of Funds.
           ---------------

     Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

          (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

          (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

          (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.14, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     11.15 Conflict.
           --------

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                          [Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                  UNITED DOMINION REALTY TRUST, INC.,
--------                   a Virginia corporation

                           By:    _______________________________
                           Name:  _______________________________
                           Title: _______________________________



GUARANTORS:                UNITED DOMINION REALTY, L.P.,
----------                 a Virginia limited partnership


                           By: United Dominion Realty Trust, Inc., a Virginia corporation, general partner

                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________


                           UDRT OF NORTH CAROLINA, L.L.C.,
                           a North Carolina limited liability company

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, sole member

                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________

                           UDR SOUTH CAROLINA TRUST,
                           a Maryland real estate investment trust

                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________




                           UDR WESTERN RESIDENTIAL, INC.,
                           a Virginia corporation


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________


                           SOUTH WEST REIT HOLDING, INC.,
                           a Texas corporation


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________


                           UDR OF TENNESSEE, L.P.,
                           a Virginia limited partnership

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, general partner


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________



                           UDR TEXAS PROPERTIES, L.P.,
                           a Delaware limited partnership


                           By:    ____________________________
                           Name:  ____________________________
                           Title: ____________________________

                           UDR CALIFORNIA PROPERTIES, LLC,
                           a Virginia limited liability company

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, sole member


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________


                           UDR VIRGINIA PROPERTIES, LLC,
                           a Virginia limited liability company

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, sole member


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________


                           UDR FLORIDA PROPERTIES, LLC,
                           a Virginia limited liability company

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, sole member


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________


                           UDR AT MARBLE HILL, LLC,
                           a Virginia limited liability company

                           By:    United Dominion Realty Trust, Inc.,
                                  a Virginia corporation, managing member


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________

                           ASR INVESTMENTS CORPORATION,
                           a Maryland corporation

                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________



                           SWPT II ARIZONA PROPERTIES, INC.,
                           an Arizona corporation

                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________



                           SOUTH WEST PROPERTIES, L.P.,
                           a Delaware limited partnership

                           By:    UDR Holdings, LLC,
                                  a Virginia limited liability company, general partner

                                  By:    United Dominion Realty, L.P., a
                                         Virginia limited partnership, sole
                                         member


                                         By:    United Dominion Realty Trust,
                                                Inc., a Virginia corporation,
                                                general partner

                                         By:    ________________________________
                                         Name:  ________________________________
                                         Title: ________________________________


                           AMERICAN APARTMENT
                           COMMUNITIES HOLDINGS, INC.,
                           a Delaware corporation


                                  By:    _____________________________
                                  Name:  _____________________________
                                  Title: _____________________________

                           AAC FUNDING PARTNERSHIP II,
                           a Delaware partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner

                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________



                           AAC FUNDING PARTNERSHIP III,
                           a Delaware partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner

                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________


                           FINISTERRA APARTMENTS L.L.C.,
                           an Arizona limited liability company


                           By:    _______________________________
                           Name:  _______________________________
                           Title: _______________________________

                           POLO CHASE VENTURE LIMITED PARTNERSHIP,
                           a Delaware limited partnership


                           By: American Apartment Communities Holdings, Inc., a Delaware corporation, general partner

                                  By:     _______________________________
                                  Name:   _______________________________
                                  Title:  _______________________________




                           GOVERNOUR'S SQUARE OF COLUMBUS CO.,
                           an Ohio limited partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:  United Dominion Realty Trust, Inc.,
                                       a Virginia corporation, general partner


                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________


                           NORTHBAY PROPERTIES II, L.P.
                           a California limited partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner

                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________

                           PARKER'S LANDING VENTURE I,
                           a Florida partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner


                                  By:     _______________________________
                                  Name:   _______________________________
                                  Title:  _______________________________



                           REGENCY PARK, L.P.,
                           an Indiana limited partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner

                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________



                           WINTERLAND SAN FRANCISCO PARTNERS,
                           a California limited partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner

                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________

                           WOODLAKE VILLAGE, L.P
                           a California limited partnership

                           By:    United Dominion Realty, L.P., a
                                  Virginia limited partnership, general partner

                                  By:    United Dominion Realty Trust, Inc.,
                                         a Virginia corporation, general partner

                                         By:     _______________________________
                                         Name:   _______________________________
                                         Title:  _______________________________


                           UDRT OF ALABAMA, INC.,
                           an Alabama corporation


                           By:    ____________________________________
                           Name:  ____________________________________
                           Title: ____________________________________


                           SUNSET COMPANY,
                           an Ohio partnership

                           By:    United Dominion Realty Trust, Inc., a
                                  Virginia corporation, general partner

                                  By:     _______________________________
                                  Name:   _______________________________
                                  itle:  _______________________________

LENDERS:                   BANK OF AMERICA, N.A.,
-------                    individually in its capacity as a
                           Lender and in its capacity as Administrative Agent



                           By:____________________________________
                           Name:
                           Title:

                           BANK HAPOALIM B.M.


                           By:____________________________________
                           Name:
                           Title:

                           BANK ONE, NA


                           By:____________________________________
                           Name:
                           Title:

                           BANKERS TRUST COMPANY


                           By:____________________________________
                           Name:
                           Title:

                           BRANCH BANKING & TRUST CO. OF VIRGINIA


                           By:____________________________________
                           Name:
                           Title:

                           CENTURA BANK


                           By:____________________________________
                           Name:
                           Title:

                           THE CHASE MANHATTAN BANK


                           By:____________________________________
                           Name:
                           Title:

                           CHEVY CHASE BANK


                           By:____________________________________
                           Name:
                           Title:

                           COMERICA BANK


                           By:____________________________________
                           Name:  Leslie A. Vogel
                           Title:  Assistant Vice President

                           SUNTRUST BANK


                           By:____________________________________
                           Name:
                           Title:

                           FIRST UNION NATIONAL BANK


                           By:____________________________________
                           Name:
                           Title:

                           KEYBANK NATIONAL ASSOCIATION


                           By:____________________________________
                           Name:
                           Title:

                           PNC BANK, NATIONAL ASSOCIATION


                           By:____________________________________
                           Name:
                           Title:

                           SOUTHTRUST BANK, N.A.


                           By:____________________________________
                           Name:
                           Title:

                                Schedule 2.1(a)
                                ---------------
                      Schedule of Lenders and Commitments


Lender                              Revolving Commitment                  Revolving Commitment %

Bank of America, N.A.                    $ 50,000,000.00                            13.33333333%
Bank Hapoalim B.M.                       $ 14,000,000.00                             3.73333333%
Bank One, NA                             $ 28,000,000.00                             7.46666667%
Bankers Trust                            $ 45,000,000.00                            12.00000000%
BB&T of Virginia                         $ 19,000,000.00                             5.06666667%
Centura Bank                             $ 19,000,000.00                             5.06666667%
The Chase Manhattan Bank                 $ 28,000,000.00                             7.46666667%
Chevy Chase Bank                         $ 19,000,000.00                             5.06666667%
Comerica Bank                            $ 19,000,000.00                             5.06666667%
SunTrust Bank                            $ 20,000,000.00                             5.33333333%
First Union National Bank                $ 48,000,000.00                            12.80000000%
KeyBank National Association             $ 22,000,000.00                             5.86666667%
PNC Bank National                        $ 22,000,000.00                             5.86666667%
 Association
SouthTrust Bank                          $ 22,000,000.00                             5.86666667%

  Total                                  $375,000,000.00                           100.00000000%

                               Schedule 2.1(b)(i)
                               ------------------

                          FORM OF NOTICE OF BORROWING

Bank of America, N.A.,                      Bank of America, N.A.,
 as Administrative Agent for the Lenders    Bank of America
Real Estate Structured Debt                 NC1-007-09-11
MD2-600-06-14                               100 N. Tryon Street, 9th Floor
6610 Rockledge Drive, 6th Floor             Charlotte, North Carolina 28255
Bethesda, Maryland 20817                    Attention:  Kevin McCullough
Attention:  Monica Rodriguez
            Loan Administrator

     Re: Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, being the Borrower under the above-referenced Credit Agreement hereby gives notice pursuant to Section 2.1(b) of the Credit Agreement of a request for a Revolving Loan or of a request for Swingline Loan pursuant to Section 2.2(b) of the Credit Agreement as follows

     ________  Revolving Loan
     ________  Swingline Loan

(A)  Date of Borrowing
     (which is a Business Day)    _______________________

(B)  Principal Amount of
     Borrowing        _______________________

(C)  Interest rate basis      _______________________

(D)  Interest Period and the
     last day thereof      _______________________

In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

          (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

          (c) As to any Credit Party, no involuntary action has been commenced under applicable bankruptcy, insolvency or other similar law in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) as to any Credit Party or as to any substantial part of the property of any Credit Party or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

          (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which would have a Material Adverse Effect.

          (e) All conditions set forth in Section 2.1 as to the making of Revolving Loans or in Section 2.2 as to the making of Swingline Loans, as appropriate, have been satisfied.

                                            Very truly yours,

                                            UNITED DOMINION REALTY TRUST, INC.


                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                Schedule 2.1(e)
                                ---------------

                             FORM OF REVOLVING NOTE

                                                                    June 1, 2000

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ________________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the principal amount of such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the Borrower, together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

                                UNITED DOMINION REALTY TRUST, INC.,
                                a Virginia corporation


                                By:    _________________________________________
                                Name:  _________________________________________
                                Title: _________________________________________

                                Schedule 2.2(d)
                                ---------------

                             FORM OF SWINGLINE NOTE

                                                                    June 1, 2000

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of BANK OF AMERICA, N.A., and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the principal amount of all Swingline Loans in such amounts and on such dates as provided in the Credit Agreement; together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is the Swingline Note referred to in the Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                UNITED DOMINION REALTY TRUST, INC.,
                                a Virginia corporation

                                By:    _________________________________________
                                Name:  _________________________________________
                                Title: _________________________________________

                               Schedule 2.3(b)-1
                               -----------------

                        FORM OF COMPETITIVE BID REQUEST

Bank of America, N.A.,
 as Administrative Agent for the Lenders
Real Estate Structured Debt
MD2-600-06-14
6610 Rockledge Drive, 6th Floor
Bethesda, Maryland 20817
Attention:  Monica Rodriguez


     Re: Credit Agreement dated as of June 1, 2000 (as amended and modified the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     The undersigned, UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, being the Borrower under the above-referenced Credit Agreement hereby gives you notice pursuant to Section 2.3(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection therewith sets forth below the terms on which the related Competitive Loan borrowing is requested to be made:

(A)  Date of Competitive Loan borrowing
     (which is a Business Day)              __________________________

(B)  Principal amount of
     Competitive Loan borrowing             __________________________

(C)  Interest Period and the last
     day thereof                            __________________________

     In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (a) of such Section, and confirms that the matters referenced in subsections (b), (c) and (f) of such Section, are true and correct.

                              UNITED DOMINION REALTY TRUST, INC.


                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________

                               Schedule 2.3(b)-2
                               -----------------

              FORM OF NOTICE OF RECEIPT OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]

Attention:

     Re: Credit Agreement dated as of June 1, 2000 (as amended and modified the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Dear Sirs:

     UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, being Borrower under the above-referenced Credit Agreement made a Competitive Bid Request on _______________, 20__, pursuant to Section 2.3(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 10:00 A.M. (Charlotte, North Carolina time) ______________, 20__ [Date of Proposed Competitive Loan Borrowing]. Your Competitive Bid must comply with Section 2.3(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:


(A)    Date of Competitive Borrowing                _______________________

(B)    Principal amount of Competitive Borrowing  ______________________

(C)    Interest Period and the last day thereof   _________________________


                                  BANK OF AMERICA, N.A., as Administrative Agent


                                  By:    _______________________________________
                                  Name:  _______________________________________
                                  Title: _______________________________________

                                Schedule 2.3(c)
                                ---------------

                            FORM OF COMPETITIVE BID

Bank of America, N.A.,
 as Administrative Agent for the Lenders
Real Estate Structured Debt
MD2-600-06-14
6610 Rockledge Drive, 6th Floor
Bethesda, Maryland 20817
Attention: Monica Rodriguez

     Re: Credit Agreement dated as of June 1, 2000 (as amended and modified the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     The undersigned, [Name of Lender], hereby makes a Competitive Bid pursuant to Section 2.3(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on _____________________, 20__, and in that connection sets forth below the terms on which such Competitive Bid is made:


(A)    Principal Amount                      __________________________

(B)    Competitive Bid Rate                  __________________________

(C)    Interest Period and last day thereof  __________________________

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.3(e) of the Credit Agreement.


                              [NAME OF LENDER]


                              By:    __________________________________
                              Name:  __________________________________
                              Title: __________________________________

                                Schedule 2.3(e)
                                ---------------

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

Bank of America, N.A.,
 as Administrative Agent for the Lenders
Real Estate Structured Debt
MD2-600-06-14
6610 Rockledge Drive, 6th Floor
Bethesda, Maryland 20817
Attention: Monica Rodriguez

     Re: Credit Agreement dated as of June 1, 2000 (as amended and modified the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     In accordance with Section 2.3(e) of the Credit Agreement, in connection with our Competitive Bid Request dated __________________ and in accordance with
Section 2.3(e) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

          Principal Amount    Competitive Bid Rate    Lender
          ----------------    --------------------    ------

          $                           [%]
          $                           [%]

We hereby reject the following bids:


     Principal Amount        Competitive Bid Rate    Lender
     ----------------        --------------------    ------

          $                           [%]
          $                           [%]


                              UNITED DOMINION REALTY TRUST, INC.


                              By:      ________________________________
                              Name:    ________________________________
                              Title:   ________________________________

                                Schedule 2.3(i)
                                ---------------

                            FORM OF COMPETITIVE NOTE

                                                                    June 1, 2000

     FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ________________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the aggregate principal amount of all Competitive Loans made by such Lender to the undersigned Borrower, together with interest thereon at the rates and as provided in the Credit Agreement.

     This Note is one of the Competitive Notes referred to in the Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

     Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.
     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                              UNITED DOMINION REALTY TRUST, INC.,
                              a Virginia corporation


                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________

                                  Schedule 3.2
                                  ------------

                     Form of Notice of Extension/Conversion

Bank of America, N.A.,
 as Administrative Agent for the Lenders
Real Estate Structured Debt
MD2-600-06-14
6610 Rockledge Drive, 6th Floor
Bethesda, Maryland 20817
Attention: Monica Rodriguez

     Re: Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

     The undersigned, UNITED DOMINION REALTY TRUST, INC. (the "Borrower"), refers to the Credit Agreement. The Borrower hereby gives notice pursuant to
Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)  Date of Extension or Conversion
     (which is the last day of the
      the applicable Interest Period)      _______________________

(B)  Principal Amount of
     Extension or Conversion               _______________________

(C)  Interest rate basis                   _______________________

(D)  Interest Period and the
     last day thereof                      _______________________

     In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

          (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

          (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

          (c) As to any Credit Party, no involuntary action has been commenced under applicable bankruptcy, insolvency or other similar law in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) as to any Credit Party or as to any substantial part of the property of any Credit Party or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

          (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which would have a Material Adverse Effect.

                              Very truly yours,

                              UNITED DOMINION REALTY TRUST, INC.


                              By:     ___________________________
                              Name:   ___________________________
                              Title:  ___________________________

                               Schedule 5.1(e)(v)
                               ------------------

                             Officer's Certificate

     Pursuant to Section 5.1(e)(v) of the Credit Agreement (the "Credit Agreement"), dated as of June 1, 2000, among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent, the undersigned ____________________ Secretary of _________________________ (the "Corporation") hereby certifies as follows:

     1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on __________________, _____. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

     2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Corporation as in effect on the date hereof.

     3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

     4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents and to act as a Responsible Officer on behalf of the Corporation under the Credit Agreement:

Name                  Office                          Signature
----                  ------                          ---------

                                                  ________________________

     IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                              _______________________________,
                              Secretary
                              (CORPORATE SEAL)

Date:  __________________, _____

     I, ___________________, ___________________ of ________________________,
hereby certify that ______________________, whose genuine signature appears above, is, and has been at all times since ________________________, a duly elected, qualified and acting _________________ of
____________________________________.

                              ___________________________________ of
                              ___________________________________
                              _________________________, _____

                                  Schedule 6.3
                                  ------------

   Qualifications Concerning Organization, Existence and Compliance with Law

                                  Schedule 6.6
                                  ------------

                              Material Litigation

                                 Schedule 6.12
                                 -------------

                                  Subsidiaries

                                Schedule 7.2(b)
                                ---------------

                    Form of Officer's Compliance Certificate

     This Certificate is delivered in accordance with the provisions of Section 7.2(b) of that Credit Agreement dated as of June 1, 2000 (as amended, modified and supplemented, the "Credit Agreement") among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein, and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.

     The undersigned, being a Responsible Officer of UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

          (a) the financial statements of the Borrower fairly present the financial condition of the parties covered by such financial statements in all material respects;

          (b) during the period the Credit Parties have observed or performed all of their covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in the Credit Agreement to be observed, performed or satisfied by them; and

          (c) the undersigned has no actual knowledge of any Default or Event of Default.


Detailed calculations demonstrating (A) compliance with the financial covenants set out in Section 7.9 of the Credit Agreement, (B) compliance with Section 7.11(a) and (C) the portion of Consolidated Unencumbered Realty represented by Non-Guarantor Subsidiaries, are attached to this Certificate.

          This the ___________ day of ___________________, 200___.

                              UNITED DOMINION REALTY TRUST, INC.


                              By:     _______________________________
                              Name:   _______________________________
                              Title:  _______________________________

                      Attachment to Officer's Certificate
                      -----------------------------------

                       Computation of Financial Covenants

                                 Schedule 7.11
                                 -------------

                           Form of Joinder Agreement

     THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 200__, is by and between _____________________, a ___________________ (the "Applicant
Guarantor"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") by and among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Applicant Guarantor has indicated its desire to become a Guarantor or is required by the terms of Section 7.11 of the Credit Agreement to become, a Guarantor under the Credit Agreement.

     Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

     1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (ii) all of the undertakings and waivers set forth in Section 4 of the Credit Agreement.
Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent and the Issuing Lender as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof and (B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Credit Agreement is amended to provide the information shown on the attached Schedule A.

     3. The Applicant Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Applicant Guarantor under Section 4 of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

     4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.


     IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                              APPLICANT GUARANTOR


                              By:_____________________________________
                              Name:___________________________________
                              Title:__________________________________

                              Address for Notices:

                              Attn:___________________________________
                              Telephone:______________________________
                              Telecopy:_______________________________

                              Acknowledged and accepted:

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By:_____________________________________
                              Name:___________________________________
                              Title:__________________________________

                                   Schedule A
                                   ----------
                                       to
                               Joinder Agreement


                                  Address for
   Applicant Guarantor              Notices
   -------------------              -------

                                  Schedule 8.7
                                  ------------

                     REMICs and Other Special Subsidiaries

                                 Schedule 11.1
                                 -------------

                         Schedule of Lenders' Addresses


Bank of America, N.A.                          Real Estate Structured Debt
                                               MD2-600-06-14
                                               6610 Rockledge Drive, 6th Floor
                                               Bethesda, Maryland 20817
                                               Attn:  Monica Rodriguez
                                                      Loan Administration
                                               Telephone:   (301) 493-2807
                                               Telecopy:    (301) 493-2885

                                               with a copy to:

                                               Bank of America, N.A.
                                               Bank of America
                                               NC1-007-09-11
                                               100 N. Tryon Street, 9th Floor
                                               Charlotte, North Carolina 28255
                                               Attn:  Kevin McCullough
                                               Telephone:  (301) 493-2879
                                               Telecopy:   (301) 493-2885


Bank Hapoalim B.M.                             1177 Avenue of the Americas
                                               New York, NY 10036
                                               Attn:  Shaun Breidbart
                                                      Vice President
                                               Telephone:  (212) 782-2186
                                               Facsimile:  (212) 782-2187

Bank One, NA                                   1 Bank One Plaza, 14th floor
                                               Suite Il1-0315
                                               Chicago, IL 60670
                                               Attn: Dennis J. Redpath
                                                     First Vice President
                                               Telephone:   (312) 732-3044
                                               Facsimile:   (312) 732-1117

Bankers Trust                                  Deutche Bank Alex Brown
                                               130 Liberty Street, 25th Floor
                                               New York, NY 10006
                                               Attn: Jeff Baevsky
                                                     Managing Director
                                               Telephone:  (212) 250-4466
                                               Facsimile:  (212) 669-0764

BB&T of Virginia                              823 E. Main Street
                                              9th floor
                                              Richmond, VA 23219
                                              Attn:  J. Charles Link
                                                     Senior Vice President
                                              Telephone: (804) 787-1205
                                              Facsimile: (804) 787-1240

Centura Bank                                  4300 Glenwood Avenue
                                              Raleigh, NC 27612
                                              Attn: Michael Dickinson
                                                    Bank Officer
                                              Telephone: (919) 788-5413
                                              Facsimile: (919) 788-5515


The Chase Manhattan Bank                      270 Park Avenue, 31st floor
                                              New York, NY 10017-2070
                                              Attn:  Marc E. Costantino
                                                     Vice President
                                              Telephone: (212) 270-9554
                                              Facsimile: (212) 270-3513

Chevy Chase Bank                              8401 Connecticut Avenue, 9th floor
                                              Chevy Chase, MD 20815
                                              Attn: Todd Lee
                                                    Vice President
                                              Telephone: (301) 986-7435
                                              Facsimile: (301) 986-7516

Comerica Bank                                 500 Woodward Avenue, MC 3256
                                              Detroit, MI 48226
                                              Attn: Leslie A. Vogel
                                                    Assistant Vice President
                                              Telephone: (313) 222-9290
                                              Facsimile: (313) 222-9295

SunTrust Bank                                 8245 Boone Blvd.
                                              Suite 820
                                              Vienna, VA 22182
                                              Attn: Nancy B. Richards
                                                Vice President
                                              Telephone: (703) 902-9039
                                              Facsimile: (703) 902-9245

First Union National Bank                     301 South College Street
                                              Charlotte, NC 28288-0166
                                              Attn: Cindy Bean
                                                Vice President
                                              Telephone: (704) 383-7534
                                              Facsimile: (704) 383-6205

KeyBank National Association                  127 Public Square, 6th floor
                                              Cleveland, Ohio 44114
                                              Attn: Mary Ellen Fowler
                                                Vice President
                                              Telephone: (216) 689-4975
                                              Facsimile: (216) 689-4997

PNC Bank, National Association                1401 Eye Street, NW, Suite 200
                                              Washington, DC 20005
                                              Attn: Rich Trzybinski
                                                Vice President
                                              Telephone: (202) 393-2440
                                              Facsimile: (202) 393-1545

SouthTrust Bank                               420 N. 20th Street, 11th floor
                                              Birmingham, AL 35203
                                              Attn: Ronnie Brantley
                                                Commercial Loan Officer
                                              Telephone: (205) 254-4438
                                              Facsimile: (205) 254-8270

                                Schedule 11.3(b)
                                ----------------

                       Form of Assignment and Acceptance

     THIS ASSIGNMENT AND ACCEPTANCE dated as of _________________________, 200__ is entered into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES AS "ASSIGNEES" ("Assignee").

     Reference is made to that Credit Agreement dated as of June 1, 2000 (as amended and modified, the "Credit Agreement") among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (the "Borrower"), the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.


     1. The Assignor hereby sells and assigns, without recourse, to the Assignees, and the Assignees hereby purchase and assume, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "Assigned Interests"), including the Loans and Commitments relating thereto, together with unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns the interests assigned hereby free and clear of liens, encumbrances or other claims. Each of the Assignees represents that it is an Eligible Assignee within the meaning of the term in the Credit Agreement. The Assignor and each of the Assignees hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) each Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section 11.9 of the Credit Agreement).







     2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.




     3.  Terms of Assignment



     (a) Date of Assignment:             ___________________, 200__
     (b) Legal Name of Assignor:         SEE SIGNATURE PAGE
     (c) Legal Name of Assignee:         SEE SIGNATURE PAGE
     (d) Effective Date of Assignment:   ___________________, 200__



See Schedule I attached for a description of the Loans and Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

     4. The fee payable to the Paying Agent in connection with this Assignment is enclosed.

     IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

      ASSIGNOR:                                         ASSIGNEE:
      --------                                          --------


      By:   ________________________            By:   ________________________
      Name: ________________________            Name: ________________________
      Title:________________________            Title:________________________



      ACKNOWLEDGMENT AND CONSENT
      --------------------------

      BANK OF AMERICA, N.A.                     UNITED DOMINION REALTY TRUST,
                                                INC.
      as Administrative Agent

      By:   ________________________            By:   ________________________
      Name: ________________________            Name: ________________________
      Title:________________________            Title:________________________

                                   SCHEDULE I
                                   ----------
                          TO ASSIGNMENT AND ACCEPTANCE
                       United Dominion Realty Trust, Inc.

        REVOLVING LOANS AND PARTICIPATION INTERESTS PRIOR TO ASSIGNMENT


                         Revolving                Revolving               Revolving
                         Committed               Commitment                 Loans
                          Amount                 Percentage           and Participation
                  -----------------------  -----------------------        Interests
                                                                         Outstanding
                                                                    ---------------------

ASSIGNOR
--------




ASSIGNEES
---------



                  __________________       __________________       ________________
                  $                                                 $

     REVOLVING LOANS AND PARTICIPATION INTERESTS SUBJECT OF THIS ASSIGNMENT

                            Revolving              Revolving              Revolving
                            Committed             Commitment              Loans and
                             Amount               Percentage            Participation
                      ---------------------  ---------------------        Interests
                                                                         Outstanding
                                                                    ---------------------
ASSIGNOR
--------








                      ________________       ________________       ________________
                      $                                             $

                                   SCHEDULE I
                                   ----------
                          TO ASSIGNMENT AND ACCEPTANCE
                       United Dominion Realty Trust, Inc.

          REVOLVING LOANS AND PARTICIPATION INTERESTS AFTER ASSIGNMENT



                            Revolving              Revolving              Revolving
                            Committed             Commitment              Loans and
                             Amount               Percentage            Participation
                      ---------------------  ---------------------        Interests
                                                                         Outstanding
                                                                    ---------------------
ASSIGNOR
--------




ASSIGNEES
---------



                      ________________       ________________       ________________
                      $                                             $

                                       2